UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2024

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 26, 2024, Beyond Air, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors. Pursuant to the Purchase Agreement, the Company agreed to sell to the investors, and the investors agreed to purchase from the Company, in a private placement offering, an aggregate of (i) 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.51 per Share, (ii) pre-funded warrants to purchase up to 15,392,155 shares of Common Stock (the “Pre-funded Warrants”) at a purchase price of $0.5099 per Pre-funded Warrant and (iii) warrants to purchase up to 40,392,155 shares of Common Stock (the “Common Warrants”, and together with the Pre-funded Warrants the “Warrants”), for aggregate gross proceeds under the Purchase Agreement of $20,600,000. Each Share and each Pre-funded Warrant was sold with an accompanying Common Warrant to purchase one share of Common Stock. The Pre-funded Warrants will have an exercise price of $0.0001 per share, and the Common Warrants will have an exercise price of $0.38 per share. The offering is expected to close on or about September 30, 2024 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

Pursuant to the Purchase Agreement, the Company has agreed to use its best efforts to convene an annual or special meeting of its stockholders within 180 days following the Closing Date. At the meeting, the Company’s board of directors will recommend stockholders approve: (i) increasing the number of authorized shares of Common Stock to ensure the availability of sufficient shares for the full issuance of shares of Common Stock issuable upon exercise of the outstanding Warrants (the “Authorized Share Proposal”) and (ii) allowing for the exercise price of the Common Warrants to be adjusted in accordance with the terms of the Common Warrants pursuant to the rules and regulations of the Nasdaq Stock Market (the “Warrant Proposal”). The Company will actively solicit proxies from stockholders in support of these proposals, and management-appointed proxyholders will vote their proxies in favor of the proposals. If stockholder approval is not obtained at the initial meeting, the Company will continue to use its best efforts to hold additional meetings every 180 days thereafter to seek stockholders’ approval, until either the approval is obtained or the Common Warrants are no longer outstanding.

The Pre-funded Warrants are exercisable on or after the date on which the Company obtains stockholder approval of the Authorized Share Proposal (the “Initial Exercise Date”) and shall expire when exercised in full. The Common Warrants are exercisable on or after the Initial Exercise Date and will have a term that expires five years following the Initial Exercise Date. Both the Pre-funded Warrants and Common Warrants are exercisable on a cashless basis in the event that, at the time of exercise, there is not an effective registration statement for the resale of the shares underlying the Pre-funded Warrants or Common Warrants, as applicable. The respective Pre-funded Warrants or Common Warrants may not be exercised to the extent such exercise would cause the holder to beneficially own more than [4.99%][9.99%]  of the Company’s issued and outstanding Common Stock. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events and also upon any distributions of assets, including cash, stock or other property to our stockholders. Subject to certain exemptions outlined in the Common Warrant, if at any time while the Common Warrants are outstanding, the Company issues or sells, or is deemed to have issued or sold, shares of Common Stock at an effective price per share less than the exercise price of the Common Warrants then in effect, the exercise price of the Common Warrant shall be reduced in accordance with a weighted average formula. The Common Warrant provides that if the Warrant Proposal has not been approved by 180 days after the Closing Date, the Company will be obligated to pay liquidated damages to the holders.

Pursuant to the Purchase Agreement, for a period commencing upon the signing of the Purchase Agreement, until the later of (i) 90 days after the Closing Date and (ii) the effective date of the Registration Statement , neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or common stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto. The restrictions are subject to certain exceptions as described in the Purchase Agreement.

In connection with the Purchase Agreement, on September 26, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the Shares and the shares of common stock underlying the Warrants. The Company agreed to file the Registration Statement by October 26, 2024, and to have such Registration Statement declared effective within 30 days after October 26, 2024, or 75 days after October 26, 2024 in the event of a “full review” by the SEC. The Company will be obligated to pay liquidated damages to the investors if the Company fails to file the Registration Statement when required or fails to cause the Registration Statement to be declared effective by the SEC when required.

The Shares, Pre-funded Warrants and Common Warrants (and the shares of Common Stock underlying the Warrants) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

On August 16, 2024, the Company entered into an engagement letter (the “Engagement Letter”) with BTIG, LLC, Laidlaw & Company (UK) Ltd., Brookline Capital Markets, a division of Arcadia Securities, LLC and JonesTrading Institutional Services LLC, pursuant to which BTIG agreed to serve as the lead placement agent for the Company, and each of Laidlaw, Brookline and JonesTrading to serve as co-placement agents, on a best efforts basis, in connection with the private placement offering. The Company will pay the placement agents an aggregate cash fee equal to 7.0% of the gross proceeds of the private placement offering and agreed to reimburse the placement agents for all reasonable out-of-pocket expenses, not exceeding $75,000 in aggregate. The Engagement Letter will automatically terminate upon the closing of the private placement offering.

The foregoing descriptions of the Purchase Agreement, Pre-funded Warrants, Common Warrants, Registration Rights Agreement and Engagement Letter do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of such documents which are attached as exhibits to this Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On September 27, 2024, the Company issued a press release to announce the private placement offering described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-funded Warrant
4.2	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Engagement Letter
99.1	Press Release from Beyond Air, Inc., dated as of September 27, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: September 27, 2024	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title:	Chief Executive Officer